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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)             January 23, 2003
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                         MONTANA MILLS BREAD CO., INC.
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               (Exact name of registrant as specified in charter)


        Delaware                    001-31367                   16-1551461
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(State or other jurisdiction       (Commission                (IRS Employer
of incorporation)                   File Number)            Identification No.)


2171 Monroe Avenue, Suite 205A, Rochester, New York                14618
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code         585-242-7540
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 23, 2003, Montana Mills Bread Co., Inc. ("Montana Mills"), Krispy Kreme Doughnuts, Inc. ("Krispy Kreme"), a North Carolina corporation listed on the New York Stock Exchange under the symbol "KKD", and Oliver Acquisition Corp. ("Oliver"), a Delaware corporation and a wholly-owned subsidiary of Krispy Kreme, entered into an Agreement and Plan of Merger (the "Merger Agreement"). The holders of a majority of the Common Stock of Montana Mills have approved the Merger Agreement and the merger. The Merger Agreement contemplates that Oliver will be merged with and into Montana Mills resulting in Montana Mills becoming a wholly-owned subsidiary of Krispy Kreme. At the effective time of the contemplated merger, each issued and outstanding share of Montana Mills' Common Stock will be converted into the right to receive 0.1501 shares of Krispy Kreme Common Stock. Montana Mills' Common Stock Purchase Warrants will, based on their terms, become exercisable for Krispy Kreme Common Stock.

A press release announcing the Merger Agreement was issued by Montana Mills on January 24, 2003. The press release is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 99.1 Press Release of Montana Mills Bread Co., Inc. dated January 24, 2003.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       MONTANA MILLS BREAD CO., INC.

Dated:  January 24, 2003           By: /s/ David E. Klein
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                                       David E. Klein
                                       Chief Finanical Officer